Exhibit 99.1

Long-Term Incentive Plan

In connection with the distribution, Dover adopted the Apergy 2018 LTIP. The form of the Apergy 2018 LTIP has been filed as an exhibit to the registration statement of which this information statement is a part. The material features of the Apergy 2018 LTIP are summarized below, but this summary is qualified in its entirety by reference to the full text of the Apergy 2018 LTIP.

The Apergy Compensation Committee intends grants and awards under the Apergy 2018 LTIP to foster behavior that will produce the greatest increase in value for shareholders, reinforce key company goals and objectives that help drive shareholder value, and attract, motivate and retain officers, key employees and directors. The Apergy Compensation Committee intends to grant incentive awards for Apergy’s NEOs under the Apergy 2018 LTIP.

Duration and Amendment. The Apergy 2018 LTIP has a predetermined term of 10 years, subject to approval by the shareholders, and will terminate in 2028. The Apergy Compensation Committee may make grants and awards at any time or from time to time before the Apergy 2018 LTIP terminates.

The Apergy Board of Directors may amend or terminate the Apergy 2018 LTIP as it deems advisable, except as provided for in the Apergy 2018 LTIP. In addition, without shareholder approval, the Apergy Board of Directors cannot approve either the (i) cancellation of outstanding options or SSARs and grants in substitution therefor of new awards having a lower exercise price or base price, as applicable, or (ii) amendment of outstanding options and SSARs to reduce the exercise price or base price thereof, as applicable (including cash buyouts).

Administration. The Apergy Compensation Committee will administer the Apergy 2018 LTIP. The Apergy Compensation Committee will consist of independent members of the Apergy Board of Directors each of whom is also a “non-employee director” for purposes of the rules under the Exchange Act.

The Apergy Compensation Committee will select employees who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the awards. The Apergy Board of Directors will determine the form and amount of directors’ compensation to be paid to directors from time to time, subject to the limits of the Apergy 2018 LTIP. The Apergy Compensation Committee will determine the procedures and terms under which a director may elect to defer receipt of his or her directors’ shares. The Apergy Compensation Committee may interpret the Apergy 2018 LTIP and establish, amend and rescind any rules relating to the Apergy 2018 LTIP. The Apergy Compensation Committee may delegate all or part of its responsibilities under the Apergy 2018 LTIP to the CEO to the extent permitted by Delaware law, except for granting awards to individuals subject to Section 16 of the Exchange Act. Only the Apergy Board of Directors may determine awards to members of the Apergy Board of Directors.

Eligibility. Officers and other key employees of Apergy and its subsidiaries, as selected by the Apergy Compensation Committee, and non-employee directors of Apergy will be eligible to participate in the Apergy 2018 LTIP.

Shares Reserved for Issuance; Share Counting. A total of 6,500,000 shares of Apergy common stock are reserved for issuance under the Apergy 2018 LTIP. The maximum number of shares issuable under the Apergy 2018 LTIP is subject to adjustments resulting from stock dividends, stock splits, recapitalizations, reorganizations and other similar changes.

Shares subject to stock options and SSARs will reduce the shares available for awards under the Apergy 2018 LTIP by one share for every one share issued. Performance share awards, restricted stock, restricted stock units that are settled in shares of Apergy common stock, directors’ shares and deferred stock units will reduce the shares available for awards under the Apergy 2018 LTIP by three shares for every one share awarded. Cash performance awards do not count against the pool of available shares. The number of shares earned when an award is exercised, vests or is paid out will count against the pool of available shares, including shares withheld to pay taxes or an option’s exercise price. Shares subject to an award under the Apergy 2018 LTIP that is cancelled, terminated, or forfeited or that expires will be available for reissuance under the Apergy 2018 LTIP.

Award Limits. No non-employee director may be granted more than 20,000 shares of Apergy common stock in any fiscal year. No more than 5% of the aggregate share reserve may be awarded as restricted stock awards or restricted stock unit awards having a vesting period more rapid than annual pro rata vesting over a period of three years.

Types of Awards. The Apergy 2018 LTIP provides for stock options and SSAR grants, restricted stock awards, restricted stock units, performance share awards, cash performance awards, directors’ shares and deferred stock units. The Apergy 2018 LTIP also permits the issuance of awards to Apergy employees in substitution for such employees’ outstanding Dover awards (see the section entitled “—2017 Long-Term Incentive Compensation—Treatment of outstanding Dover equity awards”).

Stock Options and Stock-Settled Appreciation Rights. The Apergy Compensation Committee may grant options and SSARs under the Apergy 2018 LTIP. Grants of options under the Apergy 2018 LTIP permit the participant to acquire shares of Apergy common stock at an exercise price fixed on the date of grant during the life of the award. SSARs granted under the plan are “freestanding,” meaning they are granted separately from options and the exercise of SSARs is not linked in any way to the exercise of options. An SSAR allows the Apergy 2018 LTIP participant to receive the increase, if any, in the fair market value of the number of shares of Apergy common stock underlying the award during the life of the award over a base price set on the date of grant. The amount payable upon the exercise of the SSAR will be paid to the Apergy 2018 LTIP participant in shares of Apergy common stock. The Apergy Compensation Committee determines the exercise price for options and the base price of SSARs, which may not be less than the fair market value of the Apergy common stock on the date of grant. The Apergy Compensation Committee may provide for SSARs to be settled in cash to the extent the Apergy Compensation Committee determines to be advisable under foreign laws or customs.

The Apergy Compensation Committee determines any conditions to the exercisability of options and SSARs, including requirements of a period of continuous service by the participant (time vesting) or performance or other criteria. Options and SSARs may not generally be exercised prior to the third anniversary of the date of grant. The Apergy Compensation Committee also determines the term of each award, provided that the maximum term of any option or SSAR is ten years from the date of grant.

Restricted Stock and Restricted Stock Units. The Apergy Compensation Committee may award restricted stock or restricted stock units to participants under the Apergy 2018 LTIP. Restricted stock is registered in the name of a participant on the date of grant subject to vesting requirements and restricted stock units are rights credited to a bookkeeping account that will be settled by the delivery of shares if certain vesting conditions are satisfied. The Apergy Compensation Committee determines the vesting period, of not less than one year or more than five years, with respect to a restricted stock or restricted stock unit award and whether other restrictions, including the satisfaction of any performance targets, are applicable to the awards. A holder of unvested restricted stock may not exercise voting rights during the restriction period. No dividends or dividend equivalents will be paid on unvested restricted stock or restricted stock unit awards during the restriction period, but in the discretion of the Apergy Compensation Committee, dividend equivalents may be credited to an account for distribution to a participant after vesting.

Performance Share Awards. The Apergy Compensation Committee may grant performance share awards to employees that will become payable in shares of Apergy common stock upon the achievement of objective pre-established performance targets based on specified performance criteria over a performance period of not less than three full fiscal years. Awards may set a specific number of performance shares that may be earned, or a range of performance shares that may be earned depending on the degree of achievement of the pre-established performance targets. Shares of Apergy common stock in payment of performance shares will be issued only if the Apergy Compensation Committee has certified after the end of the performance period that the required performance targets have been met and the amount of the award.

Cash Performance Awards. The Apergy Compensation Committee may grant a participant the opportunity to earn a cash performance award conditional upon the satisfaction, over a performance period of not less than three full fiscal years, of certain pre-established objective performance targets based on specified performance criteria. The Apergy Compensation Committee will establish a percentage of the value created at the relevant business unit (or Apergy as a whole) during the performance period that the maximum total payout for that business unit (or Apergy as a whole) may not exceed. Cash in payment of cash performance awards will be issued only if the Apergy Compensation Committee has certified after the end of the performance period that the required performance targets have been met and the amount of the award.

Directors’ Shares and Deferred Stock Units. The Apergy Board of Directors may designate a percentage of a non-employee director’s compensation to be paid in directors’ shares or may in its discretion determine to pay a specified dollar amount or number of shares as part of the non-employee director’s annual compensation. Subject to procedures the Apergy Compensation Committee may establish from time to time, a non-employee director may elect to defer receipt of directors’ shares. Should a director elect to defer receipt of directors’ shares, deferred stock units will be credited to a bookkeeping account on the basis of one deferred stock unit for each directors’ share deferred, which deferred stock units will be settled by the delivery of Apergy common stock upon the termination of the director’s service as a director or, if earlier, upon a date specified by the director at the time of the deferral election. Dividend equivalents will be credited on deferred stock units and distributed at the same time the shares are delivered upon settlement of the deferred stock units.

Performance Criteria. Cash performance awards and performance share awards will be, and other awards may be, made subject to performance criteria. The Apergy Compensation Committee establishes performance targets based on the Apergy 2018 LTIP’s performance criteria that include objective formulas or standards for determining the amount of the performance award that may be payable to a participant when the targets are satisfied. The performance targets do not need to be the same for all participants.

The performance objectives under the Apergy 2018 LTIP will be based on one or more of the following performance criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, those attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of Apergy’s or an affiliate’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Apergy or affiliate, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Apergy Compensation Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue or return on invested cash; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of Apergy common stock; (x) market segment share; (xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total shareholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; (xx) the growth in the value of an investment in Apergy common stock assuming the reinvestment of dividends; and (xxi) such other business or other performance criteria determined appropriate by the Apergy Compensation Committee.

Effect of Termination, Death, Disability or Change in Control on Awards. If a participant’s employment is voluntarily or involuntarily terminated other than for cause, vested stock options and SSARs will expire three months after the termination of the participant’s employment or the expiration of the original term, whichever is earlier. If a participant dies or becomes disabled while employed by Apergy, outstanding stock options and SSARs will fully vest and may be exercised by the participant or the participant’s estate, as applicable, for the balance of the original term or 60 months, whichever is shorter. If a participant retires at or after age 65, a participant may exercise options and SSARs that are, or within 60 months of the date of retirement become, exercisable, but not beyond the balance of the original term.

Subject to certain exceptions, cash performance awards, restricted stock, restricted stock units, and performance shares will be forfeited if such awards are not vested when a participant’s employment terminates. If a participant dies, becomes disabled while employed by Apergy, or in the event of any special circumstances as determined by the Apergy Compensation Committee, any purely temporal restrictions remaining with respect to restricted stock and restricted stock units will lapse, and, if any performance targets are applicable, the restricted stock and restricted stock units will continue to vest subject to attainment of applicable performance targets. If a participant retires at or after age 65, (i) the participant’s restricted stock and restricted stock units will continue to vest until the earlier of 60 months from the date of termination or such time as the remaining temporal restrictions lapse, subject to compliance with certain non-competition restrictions, and (ii) if the participant holds one or more performance-based restricted stock or restricted stock unit awards, such awards will be cancelled and will terminate, except that (a) the oldest performance-based restricted stock or restricted stock unit award will remain outstanding and entitle the participant to receive on the regular payment date the same number of shares of Apergy common stock that the participant would have earned had such participant been an employee of Apergy as of such payment date, subject to attainment of applicable performance targets, and (b) the Apergy Compensation Committee (or the CEO as its delegate, as applicable) will determine whether the participant is eligible to receive any shares of Apergy common stock with respect to any other performance-based restricted stock or restricted stock unit awards, and if so, the amount thereof, and any such payment will be subject to attainment of applicable performance targets.

In the case of cash performance awards and performance shares, if a participant dies or becomes disabled while employed by Apergy, a participant or the participant’s estate, as applicable, is entitled to a pro rata award for the period of service during the performance period, subject to attainment of applicable performance targets. If the participant retires at or after age 65, a participant’s cash performance awards and performance shares will be cancelled and will terminate, except that (i) the oldest cash performance award and performance shares will remain outstanding and entitle the participant to receive on the regular payment date the same payment or number of shares of Apergy common stock, as applicable, that the participant would have earned had such participant been an employee of Apergy as of such payment date, subject to attainment of applicable performance targets, and (ii) the Apergy Compensation Committee (or the CEO as its delegate, as applicable) will determine whether the participant is eligible to receive any payment or shares of Apergy common stock, as applicable, with respect to any other cash performance awards or performance shares and, if so, the amount thereof, and any such payment or shares shall be subject to attainment of applicable performance targets.

The enhanced post-employment benefits for retirement at or after age 65 are conditioned upon a participant’s complying with certain non-competition restrictions that correspond to the period during which enhanced post-employment benefits are provided.

Vesting of outstanding awards to employees under the Apergy 2018 LTIP accelerates upon the consummation of a change in control (as defined in the Apergy 2018 LTIP) (including deemed satisfaction of applicable performance criteria “at target” as if such performance criteria had been achieved) and one of the following double-trigger vesting requirements: (i) involuntary termination other than for cause, death or disability within 18 months following the change in control, (ii) a resignation for good reason within 18 months following the change in control, or (iii) outstanding awards are not replaced by a successor with awards that preserve existing value, the awards are not assumed by a successor, or the awards are impaired in value or rights. In addition, the Apergy Compensation Committee has the right to take such other action with respect to awards in connection with a change in control as it determines to be appropriate. In the case of a change in the ownership of effective control of Apergy or in the ownership of a substantial portion of the assets of Apergy, any deferred stock units will settle on the date of such change in control or change in ownership by delivery of shares of Apergy common stock.

DESCRIPTION OF APERGY CAPITAL STOCK

Apergy’s certificate of incorporation and by-laws will be amended and restated prior to the separation. The following is a summary of the material terms of Apergy’s capital stock that will be contained in the amended and restated certificate of incorporation and by-laws. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the certificate of incorporation or of the by-laws to be in effect at the time of the distribution. The summary is qualified in its entirety by reference to these documents, which you should read (along with the applicable provisions of Delaware law) for complete information on Apergy’s capital stock at the time of the distribution. The certificate of incorporation and by-laws to be in effect at the time of the distribution will be included as exhibits to the registration statement on Form 10, of which this information statement is a part.

Authorized Capital Stock

Immediately following the distribution, Apergy’s authorized capital stock will consist of 2,500,000,000 shares of common stock, par value $0.01 per share, and 250,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Immediately following the distribution, Apergy expects that approximately 77.4 million shares of its common stock will be issued and outstanding based upon approximately 154.5 million shares of Dover common stock outstanding as of December 31, 2017. All outstanding shares of Apergy’s common stock, when issued, will be fully paid and non-assessable.

Each holder of Apergy’s common stock will be entitled to one vote for each share on all matters to be voted upon by the common stockholders. The holders of Apergy’s common stock will not be entitled to cumulative voting of their shares in elections of directors. Subject to any preferential rights of any outstanding preferred stock, holders of Apergy’s common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by its Board of Directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of Apergy, holders of its common stock would be entitled to ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any outstanding preferred stock.

Holders of Apergy’s common stock will have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of Apergy’s common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Apergy may designate and issue in the future.

Preferred Stock

Apergy’s amended and restated certificate of incorporation will authorize the Apergy Board of Directors, without further action by Apergy’s stockholders, to issue shares of preferred stock and to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series.

The authority possessed by Apergy’s Board of Directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of Apergy through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Apergy’s Board of Directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of the common stock. There are no current agreements or understandings with respect to the issuance of preferred stock and Apergy’s Board of Directors has no present intention to issue any shares of preferred stock.

Anti-Takeover Effects of Apergy’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and Delaware Law

Provisions of the DGCL and Apergy’s amended and restated certificate of incorporation and amended and restated by-laws could make it more difficult to acquire Apergy by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that its Board of Directors may consider inadequate and to encourage persons seeking to acquire control of Apergy to first negotiate with Apergy’s Board of Directors. Apergy believes that the benefits of increased protection of its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Classified Board. Apergy’s amended and restated certificate of incorporation and amended and restated by-laws will provide that, until the third annual meeting of its stockholders after the separation, its Board of Directors will be divided into three classes. At the time of the separation, Apergy’s Board of Directors will be divided into three approximately equal classes. The directors designated as Class I directors will have terms expiring at the first annual meeting of stockholders following the distribution, which Apergy expects to hold in 2019. The directors designated as Class II directors will have terms expiring at the second annual meeting of stockholders, which Apergy expects to hold in 2020, and the directors designated as Class III directors will have terms expiring at the third annual meeting of stockholders, which Apergy expects to hold in 2021. Commencing with the first annual meeting of stockholders following the separation, directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the 2022 annual meeting. Beginning at the 2022 annual meeting, all of Apergy’s directors will stand for election each year for annual terms, and Apergy’s Board of Directors will therefore no longer be divided into three classes. Members of the Board of Directors will be elected by a plurality of the votes cast at each annual meeting of stockholders. Before the Board of Directors is declassified, it would take at least two elections of directors for any individual or group to gain control of Apergy’s Board of Directors. Accordingly, while the classified board is in effect, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Apergy.

Removal of Directors. Apergy’s amended and restated certificate of incorporation and by-laws will provide that (i) prior to Apergy’s Board of Directors being declassified as discussed above, its stockholders may only remove a director for cause and (ii) after Apergy’s Board of Directors has been fully declassified, its stockholders may remove a director with or without cause. Removal will require the affirmative vote of holders of a majority of the shares of voting common stock.

Size of Board and Vacancies. Apergy’s amended and restated certificate of incorporation and amended and restated by-laws will provide that the number of directors on its Board of Directors will be not less than three nor more than fifteen, with the exact number of directors to be fixed exclusively by the Board of Directors. Any vacancies created in its Board of Directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the Board of Directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on Apergy’s Board of Directors will be appointed for a term expiring at the next election of the class for which such director has been appointed, and until his or her successor has been elected and qualified.

Special Stockholder Meetings. Apergy’s amended and restated certificate of incorporation will provide that only the chairman of its Board of Directors, its chief executive officer or its Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors may call special meetings of Apergy stockholders. Stockholders may not call special stockholder meetings.

Stockholder Action by Written Consent. Apergy’s amended and restated certificate of incorporation will expressly eliminate the right of its stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of Apergy stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Apergy’s amended and restated by-laws will establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of its Board of Directors or a committee of its Board of Directors.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Apergy’s amended and restated certificate of incorporation will not provide for cumulative voting.

Delaware Anti-Takeover Statute. Upon the distribution, Apergy will be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to such date, the business combination is approved by the Board of Directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, an interested stockholder is defined to include (i) any person that is the owner of 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and (ii) the affiliates and associates of any such person.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage persons interested in acquiring Apergy to negotiate in advance with Apergy’s Board of Directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in any such person becoming an interested stockholder. These provisions also may have the effect of preventing changes in Apergy’s management. It is possible that these provisions could make it more difficult to accomplish transactions which Apergy’s stockholders may otherwise deem to be in their best interests.

Amendments to Certificate of Incorporation. Apergy’s amended and restated certificate of incorporation will provide that the provisions of the amended and restated certificate of incorporation may only be amended by the vote of a majority of the voting power of the outstanding voting stock, except that Apergy’s amended and restated certificate of incorporation will provide that the affirmative vote of the holders of at least 80 percent of its voting stock then outstanding is required to amend certain provisions relating to:

•	cumulative voting;

•	amendment of the amended and restated by-laws;

•	the size, classification, election, removal, nomination and filling of vacancies with respect to the Apergy Board of Directors;

•	stockholder action by written consent and ability to call special meetings of stockholders;

•	director and officer indemnification; and

•	any provision relating to the amendment of any of these provisions.

The provisions of Apergy’s amended and restated certificate of incorporation relating to the 80 percent voting threshold will be of no force and effect effective as of the completion of the third annual meeting of stockholders after the separation, which Apergy expects to hold in 2021. Apergy’s amended and restated certificate of incorporation may thereafter be amended by the affirmative vote of the holders of at least a majority of its voting stock then outstanding.

Amendments to By-Laws. Apergy’s amended and restated certificate of incorporation and amended and restated by-laws will provide that the by-laws may be amended by Apergy’s Board of Directors or by the affirmative vote of at least 80 percent of Apergy’s voting stock then outstanding. The provisions of Apergy’s amended and restated certificate of incorporation and amended and restated by-laws relating to the 80 percent voting threshold will be of no force and effect effective as of the completion of the third annual meeting of stockholders after the separation, which Apergy expects to hold in 2021. Apergy’s amended and restated by-laws may thereafter be amended by the affirmative vote of the holders of at least a majority of its voting stock then outstanding.

Undesignated Preferred Stock. The authority that Apergy’s Board of Directors will possess to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of Apergy through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Apergy’s Board of Directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and Apergy’s amended and restated certificate of incorporation will include such an exculpation provision. Apergy’s amended and restated certificate of incorporation and by-laws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of Apergy, or for serving at Apergy’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Apergy’s amended and restated certificate of incorporation and by-laws will also provide that Apergy must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. Apergy’s amended and restated certificate of incorporation will expressly authorize Apergy to carry directors’ and officers’ insurance to protect Apergy, its directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions that will be in Apergy’s amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against Apergy’s directors and officers, even though such an action, if successful, might otherwise benefit Apergy and its stockholders. However, these provisions will not limit or eliminate Apergy’s rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, Apergy pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Exclusive Forum

Apergy’s amended and restated certificate of incorporation will provide that unless Apergy’s Board of Directors otherwise determines, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Apergy, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of Apergy to Apergy or Apergy’s stockholders, creditors or other constituents, (iii) any action asserting a claim against Apergy or any director or officer of Apergy arising pursuant to any provision of the DGCL or Apergy’s amended and restated certificate of incorporation or by-laws or (iv) any action asserting a claim against Apergy or any director or officer of Apergy governed by the internal affairs doctrine. However, if (and only if) the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, the action may be brought in another court sitting in the State of Delaware.

Authorized but Unissued Shares

Apergy’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. Apergy may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Apergy by means of a proxy contest, tender offer, merger or otherwise.

Listing

Apergy’s common stock has been authorized for listing, subject to official notice of issuance, on the NYSE under the symbol “APY.”

Sale of Unregistered Securities

On October 10, 2017, Apergy issued 100 shares of common stock, par value $0.01 per share, to Dover for total consideration of $100.00 in cash. Apergy did not register the issuance of these shares under the Securities Act because such issuance did not constitute a public offering and therefore was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Transfer Agent and Registrar

After the distribution, the transfer agent and registrar for Apergy’s common stock will be Computershare Trust Company, N.A.